SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 22, 2008

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-18652710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 22, 2008, Central European Distribution Corporation (the “Company”) entered into an Investment Commitment Letter (the “Investment Commitment Letter”) and agreed the forms of certain other agreements with Lion Capital LLP and certain of Lion’s affiliates (collectively, “Lion”), in connection with the Company’s commitment to make certain debt and equity investments with Lion in a newly-formed special purpose vehicle for the purpose of acquiring all of the outstanding equity of the Russian Alcohol Group (“RAG”), the leading vodka producer in Russia. A copy of the Investment Commitment Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and all descriptions of the Investment Commitment Letter herein is qualified by reference thereto.

Pursuant to these agreements, the Company will (1) pay $156.5 million for approximately 46% of the common equity of a newly formed Cayman Islands company (“Cayco,” and such transaction, the “Equity Investment”) which is to indirectly acquire all of the outstanding equity of RAG (the “Acquisition”), and (2) subscribe to purchase $103.5 million in subordinated exchangeable loan notes (the “Notes”) to be issued by a subsidiary of Cayco and exchangeable into equity of Cayco (the “Debt Investment” and, together with the Equity Investment, the “Investments”). Lion and affiliates of Goldman, Sachs & Co. will own the remaining common equity of Cayco, and certain of the current owners and management of RAG will make a minority equity investment in a subsidiary of Cayco. Upon completion of these transactions, the Company’s effective, indirect equity stake in RAG following the consummation of the Acquisition will be approximately 40.1%. Lion will have a continuing interest in the equity returns on the Company’s Equity Investment.

The Investment Commitment Letter gives the Company certain approval rights over the terms of any financing for the Acquisition or the refinancing of RAG’s debt that may be entered into by Lion.

In connection with the Investments, and in furtherance of the Acquisition, on May 22, 2008, the Company also entered into a Funding Commitment Letter (the “Funding Commitment Letter”) with Pasalba Limited (“Pasalba”), a company incorporated under the laws of the Republic of Cyprus and an affiliate of Lion that will make the Acquisition. Prior to the consummation of the Acquisition, Pasalba will be an indirect subsidiary of Cayco. A copy of the Funding Commitment Letter is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, and all descriptions of the Funding Commitment Letter herein is qualified by reference thereto.

The Company also has agreed to enter into a Shareholders’ Agreement with certain affiliates of Lion and with Cayco (the “Shareholders’ Agreement”), to establish the parties’ rights, duties and obligations with respect to their equity investments in Cayco. An indirect subsidiary of Cayco (“Lion Lux”) will issue the Notes to the Company pursuant to an Instrument by way of Deed (the “Exchangeable Notes Instrument”), to be made by Cayco, Lion Lux and an 87.2%-owned direct subsidiary of Cayco (“Cayco Sub”) that is the indirect parent of Lion Lux.

The Company plans to finance its investment primarily through a combination of equity and cash with a small component of debt. On May 22, 2008, the Company also entered into a Senior Secured Bridge Facility Commitment Letter with J.P. Morgan plc and JPMorgan Chase Bank, N.A. (the “Commitment Letter”), whereby JPMorgan Chase Bank, N.A. committed to provide up to $103.5 million in secured loans to the Company, if needed, as backstop financing for the transactions discussed above. The secured loans would have a term of three months, but could be rolled over into longer term financing, issued at a discount to par, that would have terms generally consistent with the Company’s existing 8% Senior Secured Notes due 2012.

Shareholders Agreement

The Shareholders’ Agreement will establish the Company’s and the other parties’ rights and obligations with respect to their equity investments in Cayco, as well as the rights and obligations of Cayco, and establish certain principles for the management of Cayco. Cayco will have a board of directors of five directors, one of whom may be appointed by the Company for so long as the Company owns not less than 10% of the outstanding capital stock of Cayco. The Company also will have the right to send a representative to attend and speak, but not vote, at meetings of Cayco’s board of directors. Additionally, the Company has certain approval rights in relation to (i) certain acquisitions by Cayco and its subsidiaries with a value in excess of $50 million and (ii) certain disposals of intellectual property assets by Cayco and its subsidiaries which constitute (a) the “Green Mark”, “Zhuravli” or “Marusya” brands or (b) the long drinks business of Cayco and its subsidiaries.

Until the expiration of the Call Option (as described below), Lion is required to retain control over at least 51% of the equity of Cayco, and Cayco is required to own at least 51% of Cayco Sub, unless the Company agrees that they may reduce their respective ownership levels. Generally, a shareholder of Cayco will be permitted to transfer its shares only (1) in connection with the sale of all or substantially all of the equity of Cayco or the business or assets of Cayco and its subsidiaries, (2) in accordance with the Rights of First Refusal (as described below), or (3) in the case of an affiliate of Lion, at any time, subject to the Drag-Along Right and Tag-Along Right (each as described below). In the event that a Cayco stockholder other than an affiliate of Lion wishes to transfer any shares of Cayco stock (a “Proposed Transfer”), such stockholder will grant Cayco and Lion a right of first refusal to purchase some or all of the shares to be transferred at the same price and on the same terms as the Proposed Transfer (the “Lion Right”). In the event that Lion and its affiliates that are stockholders of Cayco wishes to sell (1) all or substantially all of the assets of Cayco and its subsidiaries, (2) all or substantially all of Cayco’s interest in Cayco Sub, or (3) the interest held by such Lion affiliates in the Company, then such Lion affiliates will first engage with the Company to ascertain whether an agreement can be reached for the sale to the Company of such assets or interests (such obligation, together with the Lion Right, the “Rights of First Refusal”), but if no such agreement is reached Lion will not be allowed to sell such assets or interests to a third party prior to the expiration of the Call Option. Furthermore, in the event that any affiliate of Lion wishes to transfer shares of Cayco stock that carry 10% or more of the voting rights in Cayco, the Company will have the right to participate in such transfer on a pro rata basis (the “Tag-Along Right”), and such Lion affiliates will have the right to require each other Cayco stockholder, including in certain circumstances the Company, to participate in such transfer on a pro rata basis (the “Drag-Along Right”).

The Company will have the right to acquire all, but not some, of the outstanding capital stock of Cayco Sub held by Cayco (the “Call Option”), which would allow the Company to acquire indirect control over RAG. The Call Option will be exercisable during two 120-day periods, the first commencing on the later of (1) the date that the audited 2009 Operating Group accounts are approved by Cayco Sub and (2) the date on which all earnout payments that are payable in connection with the Acquisition have been paid (the “2010 Period”), and the second commencing on the date that the audited 2010 Operating Group accounts are approved by Cayco Sub (the “2011 Period”). The Call Option may be extended after the end of the 2011 Period in a limited circumstance to a period commencing on the date that the audited 2011 Operating Group accounts are approved by Cayco Sub (the “2012 Period”). If the Company exercises the Call Option, Cayco will be obligated to exercise its drag-along rights under the shareholders agreement governing Cayco Sub to cause the transfer to the Company, on the same terms, the remaining capital stock of Cayco Sub not held by Cayco.

The price at which the Company may exercise the Call Option (the “Call Option Price”) will be the higher of (1) the total amount invested by Lion and its affiliates in Cayco, multiplied by (a) 2.25, if the Call Option is exercised during the 2010 Period, or (b) 2.10, if the Call Option is exercised during the 2011 Period, in either case minus any dividends or other distributions actually received by Lion and its affiliates (the “Floor Amount”), and (2) Pasalba’s and its subsidiaries’ adjusted equity value for the relevant period, determined based on EBITDA multiplied by the product of (a) Cayco’s ownership percentage in Cayco Sub and (b)(i) 13.80, if the Call Option is exercised during the 2010 Period, (ii) 12.94, if the Call Option is exercised during the 2011 Period, or (iii) 12.60, if the Call Option is exercised during the 2012 Period, less debt plus certain adjustments for cash and working capital.

Cayco will have the right to require the Company to purchase all, but not some, of the capital stock of Cayco Sub held by Cayco (the “Put Option”). The Put Option will be exercisable during the 2010 Period and the 2011 Period and will expire one day after the end of the 2011 Period, and will be extended if the Call Option is extended. The price at which the Company must purchase such capital stock (the “Put Option Price”) will be equal to Pasalba’s and its subsidiaries’ adjusted equity value for the relevant period, determined based on EBITDA multiplied by the product of (a) Cayco’s ownership percentage in Cayco Sub and (b)(i) 13.80, if the Put Option is exercised during the 2010 Period, (ii) 12.94, if the Put Option is exercised during the 2011 Period, or (iii) 12.60, if the Put Option is exercised during the 2012 Period , less debt plus certain adjustments for cash and working capital. The Put Option may not be exercised unless the minimum adjusted EBITDA exceeds a certain agreed value in each period. The Company may elect to satisfy up to 30% of the Put Option Price through the issuance of shares of the Company’s common stock to Cayco, subject to the Company and Lion agreeing on certain registration rights for Lion in respect of such shares of the Company’s common stock.

Following the expiration of the Call Option, both the Company and Lion will be permitted to cause Cayco Sub to conduct an initial public offering. Cayco’s stockholders will be permitted to participate in any such initial public offering on a pro rata basis.

A copy of the Form of Shareholders’ Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference, and all descriptions of the Shareholders’ Agreement herein are qualified by reference thereto.

Exchangeable Note Instrument

The Notes will rank pari passu with the other unsecured obligations of Lion Lux, will represent a direct and unsecured obligation of Lion Lux and will be structurally subordinated to indebtedness of subsidiaries of Lion Lux, including Pasalba. The Notes will have a principal amount of $103,500,000 and will accrue interest at a rate of 8.3% to 10.5% per annum, which interest may, at Lion Lux’s option, be paid in kind with additional Notes.

Lion Lux will be required to redeem the Notes at their principal amount, together with any accrued but unpaid interest, on the date that is ten years and six months after the closing of the Acquisition (the “Maturity Date”). Upon a change in control of Cayco or Cayco Sub that occurs when no Exchange Right (as defined below) has been exercised, the Company will be permitted to request that Lion Lux redeem any Notes in respect of which such Exchange Right has not been exercised, at their principal amount plus accrued and unpaid interest thereon. Furthermore, Lion Lux will be permitted to redeem any Note at any time after the expiration of the Company’s Call Option rights under the Shareholders’ Agreement, subject to the Exchange Right.

Each holder of Notes will have the right to require Cayco to purchase its Notes in exchange for the issue by Cayco of additional shares of Cayco stock (the “Exchange Right”). Holders of Notes will be permitted to exercise the Exchange Right only one time during each of the 2010 Period, the 2011 Period or the 2012 Period; provided, that in the event the Call Option or Put Option is exercised during any such period, holders will be required to exercise the Exchange Right within 10 Business Days after notice of the exercise of the Call Option or Put Option. The Exchange Right may also be exercised in the event of an initial public offering. The Exchange Right will expire one day after the end of the 2012 Period.

The number of additional shares of Cayco stock that will be issued in connection with any exercise of an Exchange Right will be calculated as a function of, among other things, the number of shares of Cayco stock then outstanding, the number of shares of Cayco Sub stock then outstanding, the number of shares of Cayco Sub stock then held by Cayco, the principal and accrued interest of the Notes pursuant to which the Exchange Right was exercised, and the equity value of Pasalba and its subsidiaries based on (1) if the Exchange Right is exercised during the 2010 Period, Pasalba’s and its subsidiaries’ 2009 EBITDA multiplied by 13.0, (2) if the Exchange Right is exercised during the 2011 Period, Pasalba’s and its subsidiaries’ 2010 EBITDA multiplied by 12.5, or (3) if the Exchange Right is exercised during the 2012 Period, Pasalba’s and its subsidiaries’ 2011 EBITDA multiplied by 12.0 and, in each such case, subject to further adjustment for debt, cash and working capital. The maximum percentage which such newly issued Cayco shares will represent in the share capital of Cayco, on a look-through basis, following their issue will be equal to that percentage of Cayco shares (being approximately 21%, 23% and 25% in respect of the 2010 Period, 2011 Period and 2012 Period, respectively) (the “Notional Shares”) which the Notional Shares would represent on the date of exchange if the relevant holder had not subscribed for the Note but had instead subscribed for the Notional Shares on the date of the Exchangeable Note Instrument.

Lion Lux is prohibited from paying dividends or making other distributions to its shareholders without the consent of the holders of Notes representing two thirds in nominal value of the Notes outstanding, other than in connection with repayment of loan notes issued by the parent of Lion Lux to the sellers of RAG. In addition, the holders of Notes representing two thirds in nominal value of the Notes outstanding have certain approval rights relating to certain matters, including, but not limited to, (i) the incurring of any indebtedness by Lion Lux which is either senior to the Notes or secured, and (ii) any acquisition by Cayco or any subsidiary of Cayco with consideration payable in excess of $50 million.

Holders of Notes will be permitted to transfer Notes to any person, subject to certain exceptions and a right of first refusal which will be granted to an affiliate of Lion. A copy of the form of Exchangeable Note Instrument is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference, and all descriptions of the form of Convertible Note Instrument herein are qualified by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated May 22, 2008, between Central European Distribution Corporation and Lion Capital LLP, acting on behalf of Lion Capital Fund I, L.P., Lion Capital Fund I A L.P., Lion Capital Fund I B L.P., Lion Capital Fund I C L.P. and Lion Capital Fund I SBS L.P., and Lion Capital (Guernsey) Limited.

10.2	Letter Agreement, dated May 22, 2008, between Central European Distribution Corporation and Pasalba Limited.

10.3	Form of Shareholders’ Agreement to be entered into by Central European Distribution Corporation and others.

10.4	Form of Instrument by way of Deed Constituting US$103,500,000 Unsecured Exchangeable Loan Notes

99.1	Press Release of Central European Distribution Corporation, dated May 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Chris Biedermann
Chris Biedermann
Vice President and Chief Financial Officer

Date: May 29, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated May 22, 2008, between Central European Distribution Corporation and Lion Capital LLP, acting on behalf of Lion Capital Fund I, L.P., Lion Capital Fund I A L.P., Lion Capital Fund I B L.P., Lion Capital Fund I C L.P. and Lion Capital Fund I SBS L.P., and Lion Capital (Guernsey) Limited.

10.2	Letter Agreement, dated May 22, 2008, between Central European Distribution Corporation and Pasalba Limited.

10.3	Form of Shareholders’ Agreement to be entered into by Central European Distribution Corporation and others.

10.4	Form of Instrument by way of Deed Constituting US$103,500,000 Unsecured Exchangeable Loan Notes

99.1	Press Release of Central European Distribution Corporation, dated May 22, 2008.